Independent Auditors' Consent



To the Shareholders and Directors of the Smith Barney Natural Resources Fund (formerly, the Smith Barney
Precious Metals and Minerals Fund Inc.):

We consent to the use of our report dated December 28, 1995 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




                                        KPMG Peat Marwick LLP


New York, New York
January 5, 1996